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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 26, 2005, relating to the July 31, 2005 and 2004 financial statements of Crystal International Travel Group, Inc. and subsidiaries.

/s/ SCHARF PERA & CO., PLLC Scharf Pera & Co., PLLC Charlotte, North Carolina October 11, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM